UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

FIVE OAKS INVESTMENT CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 17, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Five Oaks Investment Corp., a Maryland corporation, to be held on Wednesday, May 14, 2014 at 10:00 a.m., local time, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022. During the meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

We hope you will be able to attend the meeting. If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact us at (212) 257-5070.

Your vote is important. Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

On behalf of the board of directors, I extend our appreciation for your continued support.

Respectfully yours,

David C. Carroll
Chief Executive Officer, President and Chairman of the Board

NOTICE OF

2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2014

April 17, 2014

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Five Oaks Investment Corp., a Maryland corporation, will be held on Wednesday, May 14, 2014, at 10:00 a.m., local time, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022. The purposes of the meeting are to:

1.	Elect the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be duly elected and shall qualify: David C. Carroll, Neil A. Cummins, William Houlihan, David Oston and Thomas M. Pearce, Jr.;
2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accountants for our fiscal year ending December 31, 2014; and
3.	Transact any other business that properly comes before the meeting.

The record date for the 2014 Annual Meeting is April 16, 2014. If you held shares of Five Oaks Investment Corp. at the close of business on that date, you are entitled to vote at the annual meeting. A complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose relating to the meeting during normal business hours at our principal executive offices, 540 Madison Avenue, 19th Floor, New York, New York 10022, for 10 days prior to the annual meeting.

Your vote is important. Whether or not you are able to attend in person, please vote via the Internet, the toll-free telephone number, or by returning the enclosed proxy card by mail so that your shares may be voted. Stockholders of record who attend the meeting may vote their common stock in person, even though they have sent in proxies.

By order of the board of directors,

David C. Carroll
Chief Executive Officer, President and
Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014

Our Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and
Annual Report to Stockholders are available in the “Investor Relations”
section of the Five Oaks Investment Corp. website at
http://investor.fiveoaksinvestment.com/ under the SEC Filings tab.
Information on our website, including information in other documents referred to in this Proxy Statement, does not constitute part of this Proxy Statement.

i

FIVE OAKS INVESTMENT CORP.
540 MADISON AVENUE
19TH FLOOR
NEW YORK, NEW YORK 10022
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2014

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

Q.	Why am I receiving these materials?
A.	You have received this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the proxy card/voting instructions, because the Company’s board of directors is soliciting your proxy to vote your shares at the 2014 Annual Meeting, or the Annual Meeting, to be held on Wednesday, May 14, 2014, at 10:00 a.m., local time, at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022. This Proxy Statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the SEC.

We will begin mailing this Proxy Statement, along with the proxy card and our Annual Report for the year ended December 31, 2013, on or about April 23, 2014.

Q.	What materials am I receiving?
A.	You are receiving:
1.	the Notice of Annual Meeting of Stockholders and this Proxy Statement for the Annual Meeting;
2.	the proxy card or voting instruction form for the Annual Meeting; and
3.	the Company’s Annual Report to Stockholders for the year ended December 31, 2013.
Q.	What is a proxy?

A “proxy” is a written authorization from you to another person that allows such person, the proxy holder, to vote your shares on your behalf. The Board of Directors is asking you to allow David C. Carroll, President, Chief Executive Officer and Chairman of the Board, and David Oston, Chief Financial Officer, Secretary and Treasurer, to vote your shares at the Annual Meeting.

Q.	Who is entitled to vote? How many votes do I have?
A.	Our board of directors has fixed the close of business on April 16, 2014 as the date to determine the stockholders who are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. We refer to such date in this Proxy Statement as the Record Date. On the Record Date, 10,689,250 shares of our common stock were outstanding and eligible to vote. Each share of common stock is entitled to one vote on each matter submitted for stockholder approval. Any shares of common stock in our treasury on that date will not be voted.
Q.	What is the difference between holding shares as a stockholder “of record” and as a “beneficial owner”?
A.	Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer and Trust Company, our transfer agent.

Beneficial Owner.  You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?” for additional information.

We have requested that banks, brokerage firms and other nominees that hold common stock on behalf of beneficial owners of the common stock as of the close of business on the Record Date forward these materials, together with a proxy card or voting instruction card, to beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q.	What is the purpose of the 2014 Annual Meeting?
A.	At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon two proposals:
1.	Election of the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be duly elected and shall qualify: David C. Carroll, Neil A. Cummins, William Houlihan, David Oston and Thomas M. Pearce, Jr.; and
2.	Ratification of the appointment of Grant Thornton LLP, or Grant Thornton, as our independent registered public accountants for our fiscal year ending December 31, 2014.

Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matters at their discretion.

Q.	What does the board of directors recommend?
A.	Our board of directors recommends that you vote:
•	“FOR” the election of each of the named nominees to our board of directors; and
•	“FOR” the ratification of Grant Thornton as our independent registered public accountants for our fiscal year ending December 31, 2014.
Q.	How do I attend the 2014 Annual Meeting? What do I need to bring?
A.	All stockholders of record on the Record Date are invited to attend the Annual Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. If you hold your shares through a broker or otherwise in street name, please bring a copy of the voting instruction form received from your broker, a brokerage statement reflecting ownership as of the record date April 16, 2014, a letter from your broker, or other evidence of stock ownership as of the record date. Only stockholders who own company common stock as of the close of business on the Record Date and invited guests will be entitled to attend the meeting. Registration will begin at 9:00 a.m., local time, and the Annual Meeting will begin at 10:00 a.m., local time.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	How do I vote and what are the voting deadlines?
A.	If you hold shares directly in your own name and are the holder of record, you have four voting options. You may vote using one of the following methods:
•	Internet. You can vote over the Internet by accessing the website at www.voteproxy.com and following the instructions on the website. Internet voting is available 24 hours a day until 11:59 pm Eastern Time on May 13, 2014. If you vote over the Internet, do not return your proxy card.
•	Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day until 11:59 pm Eastern Time on May 13, 2014.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this Proxy Statement.
•	In Person. You may come to the Annual Meeting and cast your vote there. We will have ballots available at the meeting.

Even if you plan to be present at the Annual Meeting, we encourage you to vote your common stock by proxy using one of the methods described above. Stockholders of record who attend the meeting may vote their common stock in person, even though they have sent in proxies.

If your shares are held in street name, you should follow the voting directions provided by your broker or nominee. You may also cast your vote in person at the Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct.

With respect to Proposal 1 (the election of directors), you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote.

With respect to Proposal 2 (the ratification of Grant Thornton as our independent registered public accountants for our fiscal year ending December 31, 2014), you may vote “FOR”, “AGAINST” or “ABSTAIN.”

Q.	What will happen if I do not vote my shares?
A.	Stockholders of Record. If you are the stockholder of record of your shares and you do not vote in person at the Annual Meeting, or by proxy via the Internet, by telephone or by mail, your shares will not be voted at the Annual Meeting.

Beneficial Owners.  If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange, or the NYSE, your broker or nominee has discretion to vote your shares on routine matters, such as Proposal No. 2, but does not have discretion to vote your shares on non-routine matters, such as Proposal No. 1. Therefore, if you do not instruct your broker as to how to vote your shares on Proposal No. 1, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

Q.	What is the effect of a broker non-vote or abstention?
A.	Under NYSE rules, brokers or other nominees which hold shares for a beneficial owner have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Maryland law, broker non-votes and abstentions are not included in the determination of the shares of common stock voting on such matter, but are counted for quorum purposes.
Q.	How are the votes counted?
A.	You are entitled to cast one vote for each share of common stock you own. There is no cumulative voting.

We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting; or
•	Have properly submitted a proxy card or a voter instruction form (as received from your broker/nominee), or voted by telephone or the Internet on a timely basis.

Shares that constitute abstentions and broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum. For all proposals except the proposal to elect each of the named nominees to the board, any such shares that are counted as present but that are not voted (whether by abstention, “broker non-vote” or otherwise) will have the effect of votes “AGAINST” the proposals. With respect to the proposal to elect each of the named nominees to the board, any shares not voted (whether by abstention, “broker non-vote” or otherwise) will have no impact on the election of the members of the board.

Q.	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?
A.	Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals No. 1 and 2.

Beneficial Owners.  If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 2, but do not have discretion to vote on non-routine matters, such as Proposal No. 1. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal No. 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q.	What if I change my mind after I vote my shares?
A.	If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:
•	Sending written notice of revocation to the Corporate Secretary, Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, New York 10022;
•	Submitting a properly signed proxy with a later date; or
•	Voting by telephone or the Internet at a time following your prior telephone or Internet vote.

To be effective, we must receive the revocation of your vote at or prior to the Annual Meeting.

You also may revoke your proxy by voting in person at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person.

If your shares are held in street name, you should follow the instructions provided by your nominee.

Q.	What does it mean if I receive more than one proxy card?
A.	It probably means that your shares of common stock are held in multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your common stock.
Q.	What is a quorum?
A.	A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.
Q.	How many votes are needed to approve each item?
A.	For the proposal to elect each of the named nominees to our board of directors, each nominee shall be elected upon receiving a plurality of the votes cast by stockholders entitled to vote and represented at the Annual Meeting in person or by proxy. This means that each nominee will be elected if the votes cast “for” such nominee’s election exceed the votes withheld from or cast “against” such nominee’s election.

The proposal to ratify the appointment of Grant Thornton as our independent registered public requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the Annual Meeting in person or by proxy.

Q.	How will voting on any other business be conducted?
A.	Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to each of David C. Carroll and David Oston to vote on such matters in his discretion.
Q.	What happens if the Annual Meeting is adjourned or postponed?
A.	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.
Q.	How can I find the results of the Annual Meeting?
A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days following the Annual Meeting. You can also review the results in the “Investor Relations” section of our website at http://investor.fiveoaksinvestment.com/.
Q.	Who is making and paying for this proxy solicitation?
A.	This proxy is solicited on behalf of our board of directors. Our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable costs of sending the proxy materials to our beneficial owners.
Q.	What are the deadline and the procedure for proposing actions for consideration at our 2015 Annual Meeting of Stockholders?
A.	Stockholder Proposals for Inclusion in our 2015 Proxy Statement. Under the rules and regulations of the SEC, proposals of stockholders intended to be included in our proxy statement for presentation at our 2015 Annual Meeting of Stockholders (i) must be received by us at our corporate offices no later than December 24, 2013 (120 days preceding the one year anniversary of the mailing date of this Proxy Statement), (ii) may not exceed 500 words and (iii) must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement and form of proxy for that meeting, and must otherwise contain certain information specified in our Second Amended and Restated Bylaws, or bylaws.
A.	Other Stockholder Proposals. Pursuant to our bylaws, a stockholder desiring to propose any matter for consideration at the 2015 Annual Meeting of Stockholders, other than through inclusion in our proxy materials, must notify the Company’s secretary of such proposal in writing at the Company’s offices not earlier than December 15, 2013 and not later than 5:00 p.m., Eastern Time, on the later of January 14, 2014 or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above.
Q.	Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
A.	The Company’s principal executive offices are located at 540 Madison Avenue, 19th Floor, New York, New York 10022. The Company’s main telephone number is (212) 257-5070.

ANNUAL REPORTS

Our 2014 Annual Report to Stockholders, which includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2013 (which is not a part of our proxy soliciting materials), excluding exhibits, is being mailed to you together with this Proxy Statement. A copy of any or all exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such person. Such request may be made to our Corporate Secretary by mail at 540 Madison Avenue, 19th Floor, New York, New York 10022, by telephone at (212) 257-5070, or by email to doston@oakcirclecapital.com. The Annual Report is also available in the “Investors” section of our website at http://investor.fiveoaksinvestment.com/. Information on our website does not constitute part of this Proxy Statement.

YOUR VOTE IS IMPORTANT!

If you are a stockholder of record, please vote by telephone or Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope. If your shares are held in street name, you should follow the instructions provided by your nominee.

PROPOSAL ONE

ELECTION OF DIRECTORS

Vote Required to Elect Nominees

A board of five directors is to be elected at our Annual Meeting. Our bylaws provide that at all meetings of stockholders for the election of directors, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote the number of shares of common stock you own for up to five persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the five nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by our present board of directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Our charter provides that the term of office of each person elected as a director will continue until the next succeeding annual meeting of stockholders and until his successor has been elected and qualified.

Information About Director Nominees

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the nominating and corporate governance committee. Each of the nominees is currently serving on our board of directors. There are no family relationships between any director, executive officer or director nominee.

Name	Age	Position Held with Us	Director Since
David C. Carroll	55	Chief Executive Officer, President and Chairman of the Board	2012
David Oston	55	Chief Financial Officer, Secretary, Treasurer and Director	2012
Neil A. Cummins(1)	59	Independent Director	2013
William Houlihan(1)	58	Independent Director	2013
Thomas M. Pearce, Jr.(1)	51	Independent Director	2013

(1)	Currently a member of the audit committee, compensation committee and nominating and corporate governance committee. Mr. Houlihan is the chair of our audit committee. Mr. Pearce is the chair of our compensation committee. Mr. Cummins is chair of the nominating and corporate governance committee.

Biographical Information for Nominees

Biographical information for each of the nominees is listed below:

David C. Carroll has been our Chief Executive Officer, President and Chairman of the Board since our formation in March 2012 and has been the CEO, President and Chairman of the Board of Oak Circle Capital Partners LLP, or our Manager, since our Manager’s formation in March 2012. He has almost 30 years of experience in a wide range of trading, structuring and management roles within the credit markets. In 1999, Mr. Carroll co-founded a specialized investment management company Ceres Capital Partners, LLC, or Ceres Capital, that was sold to and was operated as part of Stanfield Capital Partners, or Stanfield, from 2001 until January 2007, when it reverted to the name Ceres Capital. Ceres Capital was the investment manager for a structured investment vehicle, Victoria Finance Ltd, or Victoria. In June 2008, Ceres Capital entered Chapter 11 under the Bankruptcy Code. Mr. Carroll became President of Ivy Square, Ltd., or Ivy Square, an investment firm, in 2008, where he remained until founding our Manager in 2012. Prior to Ceres Capital, Mr. Carroll spent 13 years with Morgan Stanley where he served in a variety of management and trading roles. Mr. Carroll started his career working for Cargill Inc. as an oil trader. Mr. Carroll graduated with an M.B.A. from the Duke University Fuqua School of Business and from the University of Virginia with a B.A.

As a consequence of Mr. Carroll’s 30 years experience in a wide range of financial and investment management markets, including mortgages and derivatives, he is well qualified to provide valuable advice to our board of directors in many important areas.

Neil A. Cummins has been an independent director since the closing of our initial public offering, or IPO, in March 2013. Mr. Cummins has been active in international financial markets for over 30 years. Mr. Cummins is currently Chairman of Oak Ridge Investments LLC. From 1997 to 2012, Mr. Cummins held a variety of global roles with Barclays Capital, including founding Management Committee member, Global Head of Distribution and Research, Global Head of Strategic Relationship Management and voting member of the Barclays Bank Group Credit Committee. He also served on the Board of Directors of iBoxx Limited and the International Index Company from 2003 to 2005. From 1985 to 1997, Mr. Cummins was a Managing Director of Morgan Stanley, and served on the Board of Directors of Morgan Stanley Bank Luxembourg SA and the Supervisory Board of Morgan Stanley Bank AG, Frankfurt. Prior to 1985, Mr. Cummins worked in the international financial markets, principally with Mellon Bank N.A. Mr. Cummins graduated with a B.A. in Economics from Indiana University.

As a consequence of over 30 years experience in international financial markets, Mr. Cummins is well qualified to provide valuable advice to our board of directors in many important areas.

William Houlihan has been an independent director since the listing of our common stock on the NYSE in March 2013. Mr. Houlihan has more than 30 years of diversified financial sector and business experience. He has served from March 2013 to February 2014 as the chief financial officer for Amalgamated Bank, a privately owned company. He has served since July 2013 as lead independent director and chairman of the audit committee of Tiptree Financial Partners, LP, or Tiptree, a publicly traded financial services holding company; and from August 2010 to July 2013 as lead independent director and chairman of the audit committee for Care Investment Trust, a publicly traded healthcare REIT which merged with Tiptree in July 2013. He has served since 2009 as a director and financial expert on the audit committee of First Physicians Capital Group, an SEC-registered healthcare investment company; since April 2013 as Non-Executive Chairman of its board of directors and since May 2013 as the chairman of its audit committee. From 2003 to 2010, he was a director of SNL Financial, a privately owned financial information company, and in addition, from 1998 to 2012 he was a director and shareholder of a family-owned commercial real estate investment partnership.

From 2001 through 2008, Mr. Houlihan was a private investor while he served as transitional Chief Financial Officer for several distressed financial services companies: Sixth Gear, Inc. from October 2007 to November 2008, Sedgwick Claims Management Services from August 2006 until January 2007, Metris Companies from August 2004 to January 2006, and Hudson United Bancorp from January 2001 to November 2003. From 1981 until 2000, and for short-term periods in 2004 and 2007, Mr. Houlihan worked for a number of investment banking companies, including UBS, J.P. Morgan, Keefe Bruyette & Woods, Bear Stearns and Goldman Sachs. He also held several auditing and accounting positions from June 1977 through June 1981. Mr. Houlihan graduated with an M.B.A. in Finance from New York University Graduate School of Business, and a B.S. in Accounting from Manhattan College. In addition he was licensed as a Certified Public Accountant, but his license is currently inactive.

As a consequence of Mr. Houlihan’s 30 years of pertinent experience, qualifications and skills including significant financial expertise and literacy, he is well qualified to provide significant and relevant expertise and advice to our board of directors in relation to many areas, including accounting and financial matters.

David Oston has been our Chief Financial Officer, Treasurer, Secretary and a director since our formation in March 2012 and has been the CFO, Treasurer and Secretary of our Manager since its formation in March 2012. He has more than 30 years experience underwriting, investing and managing financial exposures in various sectors of the credit markets. Starting in 2002 until 2008, Mr. Oston was a portfolio manager at Stanfield/Ceres with a focus on structured products and mortgages. Ceres Capital was the investment manager for a structured investment vehicle, Victoria Finance Ltd, or Victoria. In June 2008, Ceres Capital entered Chapter 11 under the Bankruptcy Code. Mr. Oston became a Managing Director of Ivy Square in 2008, where he remained until joining our Manager in 2012. Prior to Stanfield/Ceres, Mr. Oston spent 13 years with Natexis Banques Populaires in a variety of roles, including CFO of the New York branch, where he had responsibility for portfolio and balance sheet management. Mr. Oston started his career at ANZ/Grindlays, where he spent nine years in a variety of credit-related roles, before spending another two years at Banque Bruxelles Lambert. Mr. Oston graduated with an M.A and a B.A. in Economic Geography from the University of Cambridge, in England.

As a consequence of over 30 years experience in a wide range of financial and investment management markets, Mr. Oston is well qualified to provide valuable advice to our board of directors in many important areas.

Thomas M. Pearce, Jr. has been an independent director since the closing of our IPO in March 2013. Mr. Pearce has almost 30 years of experience in the residential and commercial mortgage lending industries, as well as extensive experience in capital markets, investment management and private equity. Since July 2012, he has served as President, Chief Executive Officer and Board member of MAX Exchange, LLC, an electronic mortgage exchange designed to facilitate the trading of residential mortgage loans. From 2002 to 2011, Mr. Pearce was Managing Partner, Board member and co-founder of Vertical Capital, LLC, an SEC-registered investment adviser focused on fixed income assets, predominantly RMBS. From 1998 to 2002, he was Chief Executive Officer, Board member and co-founder of Peachtree Financial LLC, a commercial finance company organized with the financial sponsorship of Arthur J. Gallagher & Co. and First Union National Bank. From 1986 to 1998, Mr. Pearce was a Managing Director with Bear Stearns holding senior positions in institutional fixed income after beginning his career in the mortgage research department. He began his investment banking career in 1985 with the Paine Webber Group. Mr. Pearce graduated with a B.A. from Washington and Lee University.

As a consequence of almost 30 years experience in financial services, and particularly in the mortgage markets, Mr. Pearce is well qualified to provide valuable advice to our board of directors in many important areas.

Nominee Recommendations

All director nominees were approved by the nominating and corporate governance committee for inclusion in our proxy card for the Annual Meeting.

There are no family relationships among any of our executive officers and directors.

Recommendation of our Board of Directors

Our board of directors recommends that the stockholders vote “FOR” the election of each of the nominees named above.

CORPORATE GOVERNANCE

Our Board of Directors

Our business is managed by our Manager, Oak Circle Capital Partners LLC, subject to the supervision and oversight of our Board of Directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. Our directors keep informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications.

The NYSE requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our board of directors has affirmatively determined that Messrs. Cummins, Houlihan and Pearce are independent directors.

Meetings of Our Board of Directors

During our fiscal year ended December 31, 2013, our board of directors held three meetings and acted by unanimous written consent 17 times. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he was a director, or (ii) the total number of meetings held by all committees of our board of directors during the period that he served on such committees.

Executive Sessions of Non-Management Directors

The non-management directors meet in executive session at least three times a year and generally at the end of every regularly scheduled Board meeting to consider such matters as they deem appropriate, without the Company’s chief executive officer or other management present. In accordance with NYSE listed company rules, “non-management” directors are all those who are not executive officers of the Company. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company’s chief executive officer and recommendations of the compensation committee concerning compensation for employee directors and other senior executive officers. Mr. Houlihan, our lead independent director, acts as the chair of the executive sessions of the non-management directors.

Our three independent directors are the sole members of the audit committee, and they meet quarterly in that capacity. In accordance with NYSE listed company rules, such independent-director-only executive sessions of the Board will be held at least once each year.

Committees of Our Board of Directors

Our board of directors has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

The audit committee is comprised of Messrs. Cummins, Houlihan and Pearce, each of whom are “financially literate” under the rules of the NYSE. Each of Messrs. Cummins, Houlihan and Pearce is an independent director. Mr. Houlihan is the chair our audit committee and our board of directors has determined that Mr. Houlihan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K based on his education and experience in his respective fields.

The audit committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://investor.fiveoaksinvestment.com/ under the Corporate Governance tab. As set forth in the audit committee charter, the audit committee assists our board of directors in overseeing, among other things:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of our internal audit function and independent auditor.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the Exchange Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

The audit committee met three times during our fiscal year ended December 31, 2013.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.

The audit committee charter provides that the audit committee shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board, or the PCAOB, the audit committee has established a pre-approval policy and procedures that require the pre-approval of any engagement of the independent registered public accounting firm or other registered public accounting firm to render audit or non-audit services. The independent registered public accounting firm may be considered for other services not specifically approved as audit or non-audit services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm.

Compensation Committee

The compensation committee is comprised of Messrs. Cummins, Houlihan and Pearce, each of whom is an independent director. Mr. Pearce is the chair of our compensation committee.

The compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://investor.fiveoaksinvestment.com/under the Corporate Governance tab.

In general, the compensation committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of our executive officers. The compensation committee’s responsibilities include, among other things:

•	the sole authority to determine the CEO’s compensation, if any;
•	reviewing and approving all compensation, if any, for all other executive officers;
•	reviewing and making recommendations regarding all employment, severance or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers;
•	overseeing the Five Oaks Investment Corp. Manager Equity Plan, or the Manager Equity Plan, (and any equity incentive plans adopted in the future); and

•	preparing and approving (or causing to be prepared and approved), reviewing and discussing the compensation discussion and analysis and compensation committee report that we will include in our annual proxy statement filed with the SEC.

In fulfilling its responsibilities, the compensation committee is entitled to delegate certain of its responsibilities to a subcommittee. The compensation committee, however, may not delegate its duties relating to the determination of our Chief Executive Officer’s compensation, its duty to review and approve compensation for all other officers from time to time, or its duty to manage and periodically review the Manager Equity Plan (and any equity incentive plans adopted in the future).

As we did not become a public-reporting company until late March 2013, the compensation committee did not meet during our fiscal year ended December 31, 2013. The compensation committee did not engage a compensation consultant for the fiscal year ended December 31, 2013 by reason of the fact that our Manager compensates all of our officers, other than grants under our Manager Equity Plan.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is comprised of Messrs. Cummins, Houlihan and Pearce, each of whom is an independent director. Mr. Cummins is the chair of our nominating and corporate governance committee.

The nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://investor.fiveoaksinvestment.com/ under the Corporate Governance tab.

The nominating and corporate governance committee’s responsibilities include, among other things:

•	providing counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;
•	reviewing and evaluating, at least annually, the performance of each current director and considering the results of such evaluation in determining whether or not to recommend the nomination of such director for an additional term;
•	overseeing the self-evaluation of our board of directors and our board of director’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to our board of directors changes to our corporate governance policies and procedures; and
•	identifying and recommending to the board of directors potential director candidates for nomination.

As we did not become a public-reporting company until late March 2013, the nominating and corporate governance committee only met once during our fiscal year ended December 31, 2013.

Director Nominations and Qualification Standards

The nominating and corporate governance committee is responsible for reviewing with the board, on an annual basis, the appropriate characteristics, skills and experience required for the board as a whole and its individual members. While the nominating and corporate governance committee has established no minimum eligibility requirements for candidates to serve on the board, in performing its duties, the nominating and corporate governance committee considers any criteria it deems appropriate, including but not limited to the following criteria:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;
•	experience in our industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;

•	academic expertise in an area of our operations; and
•	practical and mature business judgment, including ability to make independent analytical inquiries.

Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The nominating and corporate governance committee may, in its discretion, consider diversity in identifying nominees for directors. The board evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

In accordance with its charter, the nominating and corporate governance committee identifies individuals that are qualified, consistent with the criteria it deems appropriate, including but not limited to the criteria listed above, to become or continue serving as our directors and that are willing and available to serve. At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the nominating and corporate governance committee recommends such individuals to the board to be nominated by the board and submitted to the stockholders for election at the annual meeting.

Pursuant to its charter, the nominating and governance committee will review and consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations, and our certificate of incorporation and bylaws on the same basis that it considers all other candidates recommended to it. In accordance with our bylaws, to recommend a director candidate to the nominating and governance committee, a stockholder must provide us with a written notice that contains all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder. In addition, the notice must be accompanied by a certificate executed by such person (i) certifying that such person (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than us in connection with service or action as a director that has not been disclosed to us and (b) will serve as our director if elected; and (ii) attaching a completed director questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the such person that would be required to be disclosed in connection with the solicitation of proxies for the election of such person as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in our bylaws. All director candidate recommendations and formal nominations for membership to the board for the Annual Meeting must be sent to our principal executive offices and received by the date specified for stockholder proposals. See “Q. What are the deadline and the procedure for proposing actions for consideration at the 2015 Annual Meeting of Stockholders?” above. The presiding officer at our Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Director Attendance at Annual Meetings

We believe that directors’ attendance at annual meetings can provide investors with an opportunity to communicate with directors about issues affecting the Company. In furtherance of our objective to provide investors with open lines of communication to the directors, we have adopted a policy that our directors will make reasonable efforts to attend annual meetings of stockholders.

Voting Standard for Director Elections

Our bylaws provide that at all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Communications with Our Board of Directors

To send communications to the board, the non-management members as a group, the independent directors as a group, or any of the directors individually, interested parties (including but not limited to stockholders) may contact them in writing at Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, New York 10022 or by telephone at (212) 257-5070. All communications will be compiled and submitted to the board or the individual directors on a periodic basis, unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary in consultation with the Company’s legal counsel. The board or individual director so addressed shall be advised of a communication withheld for safety or security reasons as soon as practicable.

Interested parties (including but not limited to stockholders) that wish to make concerns known to Five Oaks Investment Corp.'s non-management or independent directors may also do so by calling the Ethics Hotline number listed in the Company’s Code of Business Conduct and Ethics and Policy Against Insider Trading, posted on the “Investors Relations” section our website at http://investor.fiveoaksinvestment.com/ under the Corporate Governance tab and indicating they would like the matter referred to such directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics and Policy Against Insider Trading that is applicable to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer, our controller, and employees performing similar functions. The Code of Business Conduct and Ethics and Policy Against Insider Trading establishes policies and procedures that we believe promote our employees adhering, and conducting business according to, the highest ethical standards. A copy of our Code of Business Conduct and Ethics and Policy Against Insider Trading is available on the “Investors Relations” section of our website at http://investor.fiveoaksinvestment.com/ under the Corporate Governance tab.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. From time to time, the Nominating and Corporate Governance Committee Governance Committee reivews our Corporate Governance Guidelines and, if necessary, recommends changes to the full Board. Our Corporate Governance Guidelines are available in the “Investors Relations” section of our website at http://investor.fiveoaksinvestment.com/ under the Corporate Governance tab.

Board Leadership Structure

Our business is conducted day-to-day by our officers and our Manager, under the direction of our chief executive officer and the oversight of our board of directors, to enhance our long-term value for our stockholders. Our board of directors is elected by our stockholders to oversee our officers and our Manager and to assure that the long-term interests of the stockholders are being served.

The board of directors annually appoints a chairman of the board, who may or may not be our chief executive officer. If the individual appointed as chairman of the board is our chief executive officer, the board of directors will also appoint a lead independent director. David C. Carroll has served as chief executive officer and chairman of the board of the Company since the Company’s inception in 2012. In these capacities, Mr. Carroll is involved in both our day-to-day operations and the strategic decision making at the board level.

We believe that it is in the best interests of our stockholders for Mr. Carroll to serve as both chairman of the board and chief executive officer because of his decisive, consistent and effective leadership. We also believe that having a lead independent director mitigates the risk that having our chief executive officer serve as our chairman may cause management to have undue influence on our board of directors. William Houlihan is, and will continue to serve as, our lead independent director. Our lead independent director chairs executive sessions of the independent directors of the board, and meetings of the full board of directors when the chairman is absent, and otherwise serves as a liaison between the independent directors, the full board of directors and management.

The board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The board of directors understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

The Role of the Board of Directors in Risk Oversight

The board of directors is responsible for overseeing our risk management policies and practices. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to the board of directors on our overall risk profile and the processes by which such risks are mitigated. Our Manager’s employees also regularly report to the board on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our board of directors that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are being addressed.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our executive officers, directors and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to timely file these reports by those due dates by our directors and executive officers during 2013.

Based on our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2013.

DIRECTOR COMPENSATION

Executive directors

A member of our board of directors who is also an employee of our Manager or any of our or its affiliates is referred to as an executive director. David C. Carroll and David Oston are executive directors. Executive directors do not receive cash compensation for serving on our board of directors. However, we have adopted the Manager Equity Plan pursuant to which we make awards to our Manager which in turn, grants such awards to its employees, officers, members (including our current officers), directors or consultants. The purpose of any such grants will be to encourage their respective individual efforts toward our continued success, long-term growth and profitability and to reward and retain them.

Independent directors

As compensation for serving on our Board of Directors in 2013, each independent director received an annual cash retainer of $40,000, paid in arrears. In addition, each independent director received an annual retainer of 1,500 restricted shares our common stock, granted under our Manager Equity Plan. The first installment of restricted stock was granted upon the closing of our IPO and subsequent grants will be made immediately following our annual stockholders' meeting, in each case vesting in full on the first anniversary of the grant date, subject to continuing service on our board of directors on the vesting date. We also reimbursed our independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee was paid an annual cash retainer of $10,000, and the chairs of our compensation committee and our nominating and corporate governance committee each were paid an annual cash retainer of $5,000, in each case in addition to the annual retainer of $40,000 paid in cash and the grant of 1,500 restricted shares of our common stock.

Our senior management reports once a year to the full board of directors or the compensation committee regarding the status of our non-management director compensation in relation to other U.S. companies of comparable size and our competitors. Such report includes consideration of both direct and indirect forms of compensation to our non-management directors and recommends any changes in non-management director compensation. Director fees are the sole form of compensation that members of the Audit Committee receive from us.

As of the date of this Proxy Statement, director compensation for 2014 remained unchanged from the compensation plan utilized in 2013.

Director Compensation for 2013

The table below sets forth the compensation paid to our non-executive directors for services during 2013.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Neil A. Cummins	$45,000	$21,750	$1,958	$68,708
William Houlihan	50,000	21,750	1,958	73,708
Thomas M. Pearce, Jr.	45,000	21,750	1,958	68,708

*	Columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(1)	The amounts in this column reflect the aggregate grant date fair value of grants of restricted stock to each listed director on March 27, 2013, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2014. As of December 31, 2013, each of Messrs. Cummins, Houlihan and Pearce had outstanding 1,500 shares of restricted stock.
(2)	The amounts in this column reflect the amount of dividends paid in 2013 on unvested restricted stock held by the directors.

OWNERSHIP OF SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of shares of our common stock and 8.75% Series A Cumulative Redeemable Preferred Stock, or Preferred Stock, as of April 16, 2014, by: (a) each director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers of the Company as a group.

In accordance with SEC rules, beneficial ownership includes: all shares the investor actually owns beneficially or of record; all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of each of the stockholders listed below is the address of our principal executive office, 540 Madison Avenue, 19th Floor, New York, New York 10022.

Beneficial Ownership Table

Name and Address	Shares of Common Stock Owned		Percentage of Common Stock Owned	Shares of Preferred Stock Owned	Percentage of Preferred Stock Owned
XL Insurance (Bermuda) Ltd(1)	6,362,342	(2)	46.06%	—	—
David C. Carroll	42,955		**	—	—
Kian Fui (Paul) Chong	16,149		**	—	—
David Oston	28,253		**	—	—
Neil A. Cummins	10,031		**	—	—
William Houlihan	1,500		**	—	—
Thomas M. Pearce	1,500		**	—	—
All directors and executive officers as a group (six persons)	100,388		0.73%	—	—

**	Represents less than 1% of the shares of capital stock outstanding.
(1)	XL Investments Ltd, a Bermuda company, or XL Investments, is the record owner of 6,354,167 of these shares of common stock and XL Global Inc., or XL Global, is the record owner of 8,175 of these shares of common stock. XL Investments and XL Global are direct and indirect wholly owned subsidiaries of XL Insurance (Bermuda) Ltd, a Bermuda limited liability company. XL Group plc is the ultimate parent holding company of each of XL Insurance (Bermuda) Ltd, XL Investments and XL Global. XL Group plc is an Irish public limited company whose ordinary shares are listed on the NYSE. The address for XL Investments and XL Insurance (Bermuda) Ltd is One Bermudiana Road, Hamilton HM08, Bermuda.
(2)	Includes 3,125,000 shares of common stock issuable upon the exercise of warrants owned by XL Investments, which became exercisable on July 25, 2013 (120 days following the closing of our IPO).

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Grant Thornton as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2014. Grant Thornton has served as our independent registered public accountants since our formation in the fiscal year ended December 31, 2012. A representative of Grant Thornton is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, the appointment of Grant Thornton is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

Affirmative vote of the holders of a majority of the shares present or represented and voting at the Annual Meeting.

Recommendation of our Board of Directors

Upon the recommendation of the audit committee, our board of directors recommends that the stockholders vote “FOR” the ratification of Grant Thornton as our independent registered public accountants for our fiscal year ending December 31, 2014.

FEES BILLED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees and expenses paid to our principal accountant, Grant Thornton, for the years ended December 31, 2013 and 2012 consisted of the following (in thousands):

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit Fees(1)	$685,180	$347,323
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$685,180	$347,323

(1)	Represents fees and expenses for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.

PRE-APPROVAL POLICY

The audit committee charter provides that the audit committee of our board of directors shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for us by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and PCAOB the audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. In 2013, all of the above services were approved by the audit committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by our board of directors. It is available on the “Investors Relations” section of our website at http://investor.fiveoaksinvestment.com/ under the Corporate Governance tab. The charter includes a calendar that outlines the audit committee’s duties and responsibilities quarter-by-quarter. The audit committee reviews the charter and calendar annually.

The primary purpose of the audit committee is to (i) assist the board with its oversight responsibilities regarding: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of our internal audit function and independent auditor; (ii) prepare the audit committee report required by the rules of the SEC to be included in our annual proxy statement, and (iii) be directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, who shall report directly to the committee, and have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditor.

The audit committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent auditor, Grant Thornton, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

During the fiscal year ended December 31, 2013, the audit committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the committee, among other actions:

•	reviewed and discussed with management and the independent auditor our consolidated financial statements, related periodic reports filed with the SEC, and quarterly earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information;
•	reviewed with the independent auditor, management, and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and the internal auditor;
•	reviewed and discussed with the independent auditor and internal auditor the adequacy of our risk management processes and system of internal control;
•	met in periodic executive sessions with the independent auditor to review any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters; and
•	meet in periodic executive sessions with the internal auditor to discuss the responsibilities, budget and staffing of our internal audit function and any issues that the internal auditor believes warrant audit committee attention.

The audit committee has reviewed and discussed with management and the independent auditor our audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2013, and the independent auditor’s report on those financial statements. Management represented to the audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. Grant Thornton presented the matters required to be discussed with the audit committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

The audit committee recognizes the importance of maintaining the independence of our independent auditor, both in fact and appearance. Consistent with its charter, the audit committee has evaluated Grant Thornton’s qualifications, performance and independence, including that of the lead audit partner. As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm. The audit committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the audit committee or its delegate. Our pre-approval policy is more fully described on page 11 of this Proxy Statement under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” In addition, Grant Thornton has provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the firm’s independence with Grant Thornton.

Based on the reviews and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC. The audit committee also has selected Grant Thornton as the independent registered public accounting firm for fiscal year ending December 31, 2014. The board recommends that stockholders ratify this selection at the Annual Meeting.

Audit Committee

Neil A. Cummins
William Houlihan (Chairman)
Thomas M. Pearce, Jr.

OTHER MATTERS

Other than the two proposals included in this Proxy Statement, we know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of April 16, 2014. Each officer holds office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified. There are no family relationships between any director, executive officer, or director nominee.

Name	Age	Position Held with Us
David C. Carroll	55	Chief Executive Officer, President and Chairman of the Board
David Oston	55	Chief Financial Officer, Secretary, Treasurer and Director
Kian Fui (Paul) Chong	41	Chief Investment Officer

Biographical Information for Executive Officers

Biographical information for each of our executive officers is listed below:

David C. Carroll. See “Proposal One — Election of Directors” above.

Kian Fui (Paul) Chong has been our CIO since our formation in March 2012 and has been the CIO of our Manager since its formation in March 2012. He has 13 years experience in the financial markets. From 2004 until 2008, Mr. Chong was a portfolio manager at Stanfield/Ceres. Ceres Capital was the investment manager for a structured investment vehicle, Victoria Finance Ltd, or Victoria. In June 2008, Ceres Capital entered Chapter 11 under the Bankruptcy Code. From 2008 until 2011, Mr. Chong worked for Ivy Square. From November 2011 until March 2012, Mr. Chong was a principal of Oak Circle Capital, LLC, or OCC. OCC was formed and capitalized by officers of our Manager in March 2010 to develop a mortgage REIT business strategy. Prior to XL Global’s investment in our Manager, it was determined that such investment in a new entity rather than in OCC would simplify the completion of the investment and hence our Manager was formed. OCC, which had only one employee and only conducted limited business operations, is in the process of dissolution. Mr. Chong previously had worked as a credit analyst for Bank of America in Singapore from 1996 until 1999 before spending two years as a financial consultant with Arthur Andersen. Mr. Chong graduated with an M.B.A. from the Duke University Fuqua School of Business and a B.Bus. from the Nanyang Technological University in Singapore. Mr. Chong is also a C.F.A. holder.

David Oston. See “Proposal One — Election of Directors” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On May 16, 2012, we executed a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. All of our executive officers also serve as officers of our manager. As a result, our management agreement was not negotiated on an arm’s-length basis. Therefore, the terms of the management agreement, including the fees payable to our Manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. Pursuant to the management agreement, we pay our Manager a monthly management fee and will reimburse our Manager for certain expenses. We incurred $941,166 and $245,000 in management fees under the management agreement for the nine months ended September 30, 2013 and from May 17, 2012 (date of inception) to December 31, 2012, respectively. See “Our Manager and the Management Agreement — Management Agreement” for more information regarding the services our Manager provides to us and the fees we pay to our Manager.

Relationship with the XL Group of Companies

XL Investments, an indirect wholly owned subsidiary of XL Group plc, purchased $25.0 million of our shares in May 2012, and we agreed to also issue to XL Investments warrants to purchase our common stock. The warrants were issued on September 29, 2012 and entitle XL Investments, commencing on July 25, 2013 (120 days following the closing of our IPO) until September 29, 2019, to purchase an aggregate of 3,125,000 shares of our common stock at a per share exercise price equal to 105% of the $15.00 IPO price per share of our common stock, or $15.75. As part of its investment in May 2012, XL Investments also agreed to make an additional investment in us of up to $25.0 million, subject to certain conditions and over a period of time. The conditions were deemed satisfied upon the closing of our IPO, and accordingly XL Investments accelerated the timing of its investment and bought $25.0 million of our common stock in a concurrent private placement at the IPO price, or 1,666,667 shares. As of April 16, 2014, XL Investments owns 30.29% of our common stock, 46.06% after giving effect to the exercise of warrants owned by XL Investments in full, which became exercisable on July 25, 2013 (120 days following the closing of our IPO). Because of its significant ownership of our common stock, XL Investments will have the ability to influence the outcome of matters that require a vote of our stockholders, including a change of control.

We have agreed with XL Investments that, for so long as XL Investments and any other of the XL group of companies collectively beneficially own at least 9.8% of our issued and outstanding common stock (on a fully diluted basis), XL Investments will have the right to appoint an observer to attend all board meetings but such observer will have no right to vote at any board meeting. The board observer will be indemnified by us to the same extent as our directors.

Our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors has granted XL Investments an exemption from the 9.8% ownership limitation.

Our Manager is majority owned by its employees (including all of our officers) with a minority stake held by XL Global, a subsidiary of XL Group plc. XL Global made a strategic investment in our Manager in March 2012 and currently owns a 34.6% equity interest in our Manager. As a result of such investment, representatives of XL Global are members of the management committee of our Manager. The investment management professionals of our Manager are solely responsible for all decisions involving the acquisition, disposition, financing and hedging of our target assets. None of the XL group of companies nor any of their officers, directors or employees participate in these decisions.

Registration Rights Agreement

We have entered into a registration rights agreement with XL Investments, our Manager, Messrs Carroll, Chong and Oston, and Darren Comisso and Thomas Flynn (executive officers of our Manager) pursuant to which we have agreed to register the resale of shares of common stock and warrants owned by XL Investments and its transferees, any shares of common stock owned from time to time by Messrs. Carroll, Chong, Comisso, Flynn and Oston and their transferees and any shares of common stock and warrants that we may grant to our Manager under the Manager Equity Plan, which we collectively refer to as the registrable securities. Pursuant to the registration rights agreement, XL Investments and its affiliated transferees will have the right to demand that we cause their registrable securities to be registered for resale on a registration statement. All other holders of registrable securities will have the option to include their registrable securities in such registration statement and we must maintain the effectiveness of such registration statement until all the registrable securities are sold under the shelf registration statement or another registration statement or until all the registrable securities are eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, without volume limitation or other restrictions on transfer; however, XL Investments and its affiliated transferees will be limited to two demand registrations. The registration rights agreement also requires us to file a “shelf registration statement” for the remaining registrable securities as soon as practicable after we become eligible to use Form S-3, and we must maintain the effectiveness of this shelf registration statement until all the registrable securities have been sold under the shelf registration statement or sold pursuant to Rule 144 under the Securities Act. Furthermore, at any time prior to the filing of our shelf registration statement, if we propose to file a registration statement providing for a public offering, the holders of the registrable securities may also request to have their shares included in such registration statement pursuant to the registration rights agreement.

Related Party Transaction Policies

Our board of directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we are or are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our secretary would then assess and promptly communicate that information to the compensation committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the compensation committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the compensation committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our charter and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any individual who is a present or former director or officer of our or (2) any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. We have the power, with the approval of our board of directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of ours in any of the capacities described in (1) or (2) above and to any employee or agent of ours or a predecessor of ours. However, the Maryland General Corporation Law, or MGCL, prohibits us from indemnifying a director or officer for any act or omission if:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

In addition, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

We have entered into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

The above-described limitation of liability and indemnification may be held not to be enforceable for violations of the federal securities laws of the United States.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this Proxy Statement and our executive officers generally.

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager (or one of its affiliates), do not receive cash compensation from us. Instead, we pay our Manager a management fee and our Manager uses the proceeds from the management fee, in part, to pay compensation to its officers and personnel, including our executive officers. We do not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel other than our chief financial officer, general counsel and other corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of the Manager and its affiliates who spend all or a portion of their time managing our affairs, based on the percentage of time each spends on our affairs. Our Manager makes all decisions relating to the compensation of our executive officers based on such factors as our Manager may determine are appropriate.

Our Manager utilizes compensation programs that are designed, structured and implemented at every level to align with our long-term strategic objectives. Specifically, our Manager’s compensation programs are designed to align incentive awards with client and shareholder success, provide competitive compensation tied to strategic and financial results, differentially reward high performers, and provide an appropriate mix of cash and deferred compensation.

We did not pay any cash compensation to our named executive officers, nor did we make any grants of plan-based awards, stock options or stock grants of any kind to them for the fiscal year ended December 31, 2013; however, we have adopted the Manager Equity Plan pursuant to which we make awards to our Manager which, in turn, grants such awards to its employees, officers, members (including our current officers), directors or consultants. We do not provide our named executive officers with pension benefits, perquisites or other personal benefits. We do not have any employment agreements with any person and have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers or a change in control of the company.

Certain Risks Related to Compensation

As noted above, we are externally managed by our Manager pursuant to the terms of the management agreement and we do not pay our officers any compensation. The base fee under the management agreement is calculated based on a percentage of stockholder equity and is payable monthly in arrears. Calculation of the management fee is not primarily dependent upon our financial performance or the performance of our management, and thus the management fee does not create an incentive for management to take excessive or unnecessary risks. Specifically, the use of stockholders’ equity as the base for the calculation does not result in leveraged pay-out curves, steep pay-out cliffs, or set unreasonable goals and thresholds, each of which can promote excessive and unnecessary risks.

The initial term of the management agreement expires on May 16, 2014, with automatic one-year renewal terms. Our independent directors review our Manager's performance annually and, following the initial two-year term, the management agreement may be terminated annually upon the affirmative vote of either at least two-thirds of our independent directors or at least two-thirds of our outstanding shares of common stock (other than those shares held by our Manager or its affiliates), in either case, based upon: (1) our Manager's unsatisfactory performance that is materially detrimental to us; or (2) our determination that any fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees determined to be fair by at least two-thirds of our independent directors. We will provide our Manager 180 days prior notice of any such termination. Unless terminated for cause, we will pay our Manager a termination fee equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause.

Insider Trading Policy

We maintain an insider trading policy, which prohibits short selling, dealing in publicly-traded options and hedging or monetization transactions in our securities.

Advisory Vote on Executive Compensation

As an emerging growth company, we are not required to hold a non-binding advisory vote, the “say-on-pay vote, on the compensation of our named executive officers.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the board that the following Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

April 16, 2014

Compensation Committee

Neil A. Cummins
William Houlihan
Thomas M. Pearce, Jr. (Chairman)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the members of the compensation committee is an independent director. No member of the Compensation Committee was an officer or employee of the company or any of its subsidiaries during 2013, and no member of the Compensation Committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During 2013, none of the executive officers of the company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers that served as a member of the Board of Directors or Compensation Committee of the company.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE
IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our Board of Directors and the Report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

By order of the board of directors,

/s/ David C. Carroll
David C. Carroll
Chief Executive Officer, President and
Chairman of the Board

New York, New York
April 17, 2014

ANNUAL MEETING OF STOCKHOLDERS OF

FIVE OAKS INVESTMENT CORP.

May 14, 2014 at 10:00 AM Local Time

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://investor.fiveoaksinvestment.com/ under the SEC Filings tab.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000001000 6 051414

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1; AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ David C. Carroll
- ○ Neil A. Cummins
- ○ William Houlihan
- ○ David Oston
- ○ Thomas M Pearce, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014. FOR ☐ AGAINST ☐ ABSTAIN ☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

FIVE OAKS INVESTMENT CORP.

May 14, 2014 at 10:00 AM Local Time

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Mark, sign and date your proxy card and mail it in the postage-paid envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://investor.fiveoaksinvestment.com/ under the SEC Filings tab.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20530000000000001000 6 051414

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1; AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ David C. Carroll
- ○ Neil A. Cummins
- ○ William Houlihan
- ○ David Oston
- ○ Thomas M Pearce, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014. FOR ☐ AGAINST ☐ ABSTAIN ☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.